Exhibit 10.6

Execution Version

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of June 25, 2010 (this “Agreement”), is made by and between TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”). Seller and Buyer (each a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Assets in a repurchase transaction on their respective Repurchase Dates and in no event at a date later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“40 Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time.

“Accelerated Repurchase Date”: As defined in Section 10.02.

“Account Control Agreement”: A bank account control agreement in favor of Buyer with respect to any bank account related to a Purchased Asset, substantially in the form attached as Exhibit K hereto.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, and such actual knowledge shall include the actual knowledge of such Person and each of its Responsible Officers, directors and the managers of Dividend Capital Total Advisors LLC. In addition, when determining Actual Knowledge with respect to information concerning any Purchased Asset, such term shall also include the actual knowledge, without further inquiry or investigation, of all employees of such Person who spent a material amount of time on matters relating to such Purchased Asset.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement”: As defined in the preamble.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR and at rates substantially similar to the LIBO Rate, as reasonably determined by Buyer.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Percentage”: For each Purchased Asset as of any date, the lower of (a) the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor, up to the Maximum Applicable Percentage, and (b) any lower applicable percentage requested by Seller for such Purchased Asset on the Purchase Date therefor as such applicable percentage is increased, with respect to this clause (b), by taking into account any additional amounts of Purchase Price paid by Buyer after the applicable Purchase Date in accordance with this Agreement up to the percentage determined under the preceding clause (a), in each case as set forth on the related Confirmation.

“Appraisal”: A FIRREA compliant appraisal addressed to and reasonably satisfactory to Buyer.

“Asset”: Any Whole Loan or Senior Interest, the Underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property.

“Bankruptcy Code”: Title 11 of the United States Code.

“Blank Assignment Documents”: As defined in Section 6.02(j).

“Book Value”: For any Purchased Asset as of any date, an amount, as certified by Seller in the related Transaction Request and Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof, in either case, minus principal payments received by Seller, and as further reduced by losses realized and writedowns taken by Seller, other than any payments made to Seller in error to the extent refunded by Seller.

“Brickman Dulles Creek Loan”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Business Day”: Any day other than a Saturday or a Sunday (a) on which banks in the States of New York or North Carolina are not authorized or obligated by law or executive order to be closed, or (b) if the term “Business Day” is used in connection with the determination of LIBOR, on which dealings in Dollar deposits are carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing (a) one (1) by (b) the Applicable Percentage used to calculate the Purchase Price on the related Purchase Date.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person pursuant to GAAP.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Change of Control”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Class”: With respect to an Asset, such Asset’s classification as one of the following: Whole Loan or Senior Interest.

“Closing Certificate”: A true and correct certificate substantially in the form attached as Exhibit I, executed by a Responsible Officer of Seller.

“Closing Date”: June 25, 2010.

“Code”: The Internal Revenue Code of 1986, as amended.

“Commitment Fee”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Compliance Certificate”: A true and correct certificate substantially in the form attached as Exhibit J, executed by a Responsible Officer of Parent.

“Confirmation”: A purchase confirmation substantially in the form attached as Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Contingent Liabilities”: With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion, environmental indemnities and guarantees of customary carve-out matters made in connection with Non-Recourse Indebtedness, such as fraud, misappropriation, bankruptcy and misapplication) that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Controlled Account Agreement”: A control agreement with respect to the Waterfall Account and the Servicing Agreement Account, each dated as of the date of this Agreement, among Seller, Buyer and Waterfall Account Bank, substantially in the form attached as Exhibit M or such other form acceptable to Buyer and Seller.

“Credit Event”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Current Mark-to-Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its discretion.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian, substantially in the form attached as Exhibit E.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Debt Yield Test”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Default”: Any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Defaulted Asset”: Any Asset or Purchased Asset, as applicable, (a) that is thirty (30) or more days delinquent (or, in the case of payments due at maturity, one (1) Business Day delinquent beyond any applicable grace period) in the payment of principal, interest, fees, distributions or any other amounts payable under the related Whole Loan Documents, (b) for which there is a breach of any of the material representations and warranties set forth in the Repurchase Documents beyond any applicable notice or grace periods, (c) for which there is a material non-monetary default under the related Whole Loan Documents beyond any applicable notice or cure period, (d) as to whose Underlying Obligor an Insolvency Event has occurred, or (e) for which Seller, Servicer or Sub-Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Underlying Mortgaged Property.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”: Lawful money of the United States of America.

“Early Buyer Demand Repurchase Date”: As defined in Section 3.05.

“Early Repurchase Date”: An Early Buyer Demand Repurchase Date or an Early Seller Demand Repurchase Date.

“Early Seller Demand Repurchase Date”: As defined in Section 3.05.

“EBITDA”: With respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from non-controlling interests and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person’s proportionate share of EBITDA of the joint venture investments and unconsolidated Affiliates of such Person, in each case with respect to such Test Period.

“Eligible Asset”: An Asset:

(a) that has been approved as a Purchased Asset by Buyer in its discretion;

(b) with respect to which no Representation Breach exists;

(c) that is not a Defaulted Asset;

(d) with respect to which there are no future funding obligations on the part of Seller, Buyer or any other Person unless such future funding obligations are Retained Interests;

(e) that, immediately after giving effect to its purchase by Buyer, does not result in a failure of the Debt Yield Test;

(f) for all Hotel Assets (i) if the hotel is a national flag hotel or other hotel approved by Buyer, to the extent applicable, Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, and (ii) the hotel is managed under a management agreement and subordination of management agreement, all of which are acceptable to Buyer in its discretion;

(g) whose Underlying Mortgaged Property is located in the United States, whose Underlying Obligors are domiciled in the United States, and all obligations thereunder and under the underlying Whole Loan Documents are denominated and payable in Dollars;

(h) whose Underlying Obligors are not Sanctioned Entities;

(i) where Seller has a perfected, validly assignable and first-priority security interest on a “stabilized” commercial or multi-family property;

(j) that satisfies the LTV/LTC Test;

(k) that does not involve an Equity Interest by Seller, Guarantor or any Affiliate of Seller or Guarantor in the Underlying Obligor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the

Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor with respect to such Asset whether or not it satisfies either of the preceding clauses (i) or (ii); and

(l) except for the Original Purchased Assets, was not acquired, directly or indirectly, from Guarantor or any Relevant Affiliate;

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, in its discretion and subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require in its discretion, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset and such Asset or Purchased Asset shall then constitute an Eligible Asset for all other purposes of this Agreement and (subject to such terms, conditions, requirements and adjustments as Buyer may require remaining true and correct), which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“Event of Default”: As defined in Section 10.01.

“Excess Funding Capacity”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Extended Maturity Date”: The meaning set forth in Section 3.07.

“Extension Fee”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Fee and Pricing Letter”: The Fee and Pricing Letter, dated as of the date hereof, between Buyer and Seller.

“Fixed Charge Coverage Ratio”: With respect to any Person and for any Test Period, the EBITDA for such Test Period, divided by the Fixed Charges for such Test Period.

“Fixed Charges”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Funding Expiration Date”: The earliest of (a) June 24, 2011, (b) any Accelerated Repurchase Date, and (c) any date on which the Funding Expiration Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.

“Funding Fee”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Funding Period”: The period from the Closing Date to and including the Funding Expiration Date.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease” A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantee Agreement”: A Guarantee Agreement, substantially in the form attached as Exhibit C, made by Guarantor in favor of Buyer.

“Guaranty Amount”: The meaning set forth in the Guarantee Agreement.

“Guarantee Default”: As defined in Section 8.13.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”: Each of, and collectively, Parent and OP, jointly and severally.

“Hedge Counterparty”: Any other counterparty (which may be Buyer or one of its Affiliates) approved by Buyer in its reasonable discretion to any Interest Rate Protection Agreement with Seller, in either case that contains a consent satisfactory to Buyer in its reasonable discretion to the collateral assignment to Buyer of the rights (but none of the obligations) of Seller thereunder.

“Hedge Required Asset”: A Purchased Asset that has a fixed rate of interest or return, or any other Purchased Asset that may be designated as such by Buyer in its reasonable discretion after consultation with Seller.

“Hotel Asset”: Each Purchased Asset that is secured by a Mortgaged Property that is improved in whole or in part by a hotel, motel or similar improvement.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset): (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including principal payments, interest payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that (i) any expenses incurred by or on behalf of Seller and required to be reimbursed (but only to the extent actually reimbursed) by an Underlying Obligor under the applicable Mortgage Documents shall not be included in the term “Income” and (ii) any amounts that under the applicable Whole Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Whole Loan Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Whole Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Whole Loan Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”: As defined in Section 13.01.

“Indemnified Person”: As defined in Section 13.01.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of Seller, Pledgor or any of their respective equityholders or Affiliates (other than (a) as an Independent Director or Independent Manager of Seller or Pledgor and (b) as an Independent Director or Independent Manager of an Affiliate of Seller or Pledgor or any

of their respective single-purpose entity equityholder that is not in the direct chain of ownership of Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Seller, any single-purpose entity equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to Seller, any single-purpose entity equityholder, or any of their respective equityholders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Seller or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Directors or Independent Managers of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Expense”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Interest Payments”: All payments of interest, income, receipts, dividends, and any other collections and distributions, other than principal, received from time to time in connection with any Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to Buyer in its reasonable discretion after consultation with Seller. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”

“Internal Control Event”: Material weakness in, or fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Guarantor or any Relevant Affiliate, over financial reporting, in each case as described in the Securities Laws.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Irrevocable Redirection Notice”: A notice substantially in the form attached as Exhibit D, sent by Seller or by Servicer or Sub-Servicer on Seller’s behalf directing the remittance of Income with respect to a Purchased Asset to Servicer or the Servicing Agreement Account, as applicable, and executed by (unless agreed to otherwise by Buyer) the applicable Underlying Obligor, Servicer, Sub-Servicer or other Person with respect to such Purchased Asset.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of any of the Reference Banks in the London interbank market selected by Buyer to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBO Rate”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing
Period
1 – Reserve Requirement

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidity”: With respect to Guarantor and on any relevant date, the amount of cash and cash equivalents held by Guarantor.

“LTV/LTC Test”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Margin Call”: As defined in Section 4.01.

“Margin Deficit”: As defined in Section 4.01.

“Margin Excess”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Margin Excess Requirements”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Market Disruption Event”: Any event or events that, in the good faith determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events or (c) the effective absence of a “securities market” for securities backed by Purchased Assets or assets similar to Purchased Assets.

“Market Value”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of either (I) Seller, individually, or (II) Seller, each Relevant Affiliate and Guarantor, in the aggregate (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Whole Loan Document, Senior Interest Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Whole Loan Document, Senior Interest Document or Purchased Asset, (e) the rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer in its discretion, or (f) the perfection or priority of any Lien granted under any Repurchase Document, Whole Loan Document or Senior Interest Document.

“Material Modification”: Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Whole Loan Document.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest of (a) June 24, 2013, as such date may be extended to an Extended Maturity Date pursuant to Section 3.07(a), (b) any Accelerated Repurchase Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

“Maximum Amount”: $100,000,000, which shall not be reduced upon the repurchase of any Purchased Assets; provided, that on and after the Funding Expiration Date, the Maximum Amount on any date shall automatically be reduced on a dollar for dollar basis with each reduction in the Repurchase Price of each Purchased Asset which occurs as a result of an application of amounts to reduce the Purchase Price of the related Purchased Asset.

“Maximum Applicable Percentage”: For each Purchased Asset as of any date, the maximum applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date and set forth in the Confirmation for such Purchased Asset, and which in no event shall exceed seventy-five percent (75%).

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Senior Interest Note or a Mortgage Note.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Flow”: With respect to any Purchased Asset and for any period, the net cash flow of such Purchased Asset for such period as underwritten by Buyer in its discretion.

“Net Income”: With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Hotel Asset”: Each Purchased Asset other than a Hotel Asset.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Utilization Fee”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Omnibus Assignment”: An omnibus assignment substantially in the form attached as Exhibit N, executed by Seller.

“OP”: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership.

“Original Purchased Assets”: Collectively, the Willens Loan, the Brickman Dulles Creek Loan and the Walton Houston Galleria Loan.

“Parent”: Dividend Capital Total Realty Trust Inc., a Maryland corporation.

“Participant”: As defined in Section 18.08(b).

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) Liens granted pursuant to or by the Repurchase Documents, (d) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any other applicable jurisdiction, provided that such Liens are fully discharged within five (5) Business Days from the date any such Lien first arises and (e) solely with respect to Guarantor, judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings, provided that no such Lien shall constitute a Permitted Lien if (x) the existence of any such Lien results, whether directly or indirectly in a Default or Event of Default or (y) so long as the Guaranty Amount is greater than zero, the existence of any such Lien results, whether directly or indirectly in Guarantor failing to satisfy any of its financial covenants as set forth in the Guarantee Agreement.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA, subject to Title I of ERISA in respect of which Seller, Guarantor or any Relevant Affiliate, or any Affiliate of any of the foregoing is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement”: A Pledge Agreement from Pledgor in favor of Buyer, granting a security interest to Buyer in one-hundred percent (100%) of the equity ownership interest in Seller.

“Pledgor”: TRT Lending Subsidiary I Holdco LLC, a Delaware limited liability company.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.

“Price Differential”: (a) For any Pricing Period or portion thereof and any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for such Pricing Period during which such day occurs, times (ii) the Purchase Price for such Purchased Asset as of such day, and (b) for any Pricing Period or portion thereof and all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Rate”: For any Pricing Period, the LIBO Rate for such Pricing Period plus the Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received and applied as principal toward the Purchase Price for such Purchased Asset, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

“Prohibited Entity”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Purchase Date”: For any Purchased Asset, the date on which (i) such Purchased Asset is transferred by Seller to Buyer and (ii) Buyer remits the related Purchase Price to Seller.

“Purchase Option”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to Section 5.02 or Section 5.03, (iii) reduced by any payments made by Seller in reduction of the outstanding Purchase Price, and (iv) increased by any amount of Margin Excess or Excess Funding Capacity transferred to Seller by Buyer pursuant to Section 3.03 or Section 4.02, as applicable, in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) all Whole Loan Documents and Senior Interest Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account and the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) amounts and property from time to time on deposit in the Servicer Accounts, together with the Servicer Accounts themselves, (xi) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xii) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xiii) Interest Rate Protection Agreements relating to such Assets, (xiv) all of the “Pledged Collateral”, as such term is defined in the Pledge Agreement, and (xv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).

“Rating Agencies”: Each of Fitch, Inc., Moody’s and S&P.

“Reference Banks”: Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern in violation of Environmental Laws on, about, under or within all or any portion of any property or Mortgaged Property.

“Relevant Affiliates” shall mean Pledgor, DCTRT Securities Holdco LLC and TRT Lending.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“Remittance Date”: The 14th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“Reportable Event”: Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under Pension Benefit Guaranty Commission Reg. §4043.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller or Guarantor in any Repurchase Document (including in Schedule 1(a) and (b) hereto) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made.

“Repurchase Date”: For any Purchased Asset, the earliest of (a) three-hundred and sixty-four (364) calendar days from the related Purchase Date, (b) the Maturity Date, (c) any Early Repurchase Date therefor, and (d) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee and Pricing Letter, the Controlled Account Agreements, all other Account Control Agreements, all Interest Rate Protection Agreements, the Guarantee Agreement, the Pledge Agreement, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (including all Interest Rate Protection Agreements), whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller, Guarantor or any Relevant Affiliate of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding portion of the Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all amounts that would be payable by Seller to Buyer in connection with the termination of any Interest Rate Protection Agreement with Buyer relating to such Purchased Asset if such Interest Rate Protection Agreement were terminated as of such date and (d) any accrued and unpaid fees and expenses and indemnity amounts and any other amounts owed by Seller or Guarantor to Buyer or any of its Affiliates under any Repurchase Document.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”: For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements (if any) arising from any Requirement of Law in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that in each case is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Securities Laws”: The Securities Act of 1933, the 40 Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Seller”: The Seller named in the preamble of this Agreement.

“Senior Interest”: (a) A senior or pari passu participation interest in a performing commercial real estate loan, or (b) an “A-note” in an “A/B structure” in a performing commercial real estate loan.

“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest.

“Senior Interest Note”: The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest.

“Servicer”: Wells Fargo Bank, National Association, as Servicer of all of the Purchased Assets.

“Servicing Agreement”: An agreement entered into by Seller in connection with the servicing of any Purchased Asset.

“Servicing Agreement Account”: The “Servicing Account” under the Servicing and Sub-Servicing Agreement, which shall be an interest bearing demand deposit account established at the Waterfall Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Servicer Account”: Any account established by Servicer in connection with the servicing of any Asset or Purchased Asset including, without limitation, the Servicing Agreement Account.

“Servicing and Sub-Servicing Agreement”: The Servicing and Sub-Servicing Agreement between and among Buyer, Seller, Servicer and Sub-Servicer, substantially in the form attached as Exhibit L hereto.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller, Servicer and/or Sub-Servicer including the originals or copies of all Whole Loan Documents, Senior Interest Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, Appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller, Servicer and/or Sub-Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of Seller, Guarantor or any Affiliate of Seller or Guarantor in and to any and all of the following: (a) rights to service and collect the Purchased Assets after the date such Purchased Assets were purchased by Buyer, (b) amounts received by Seller or any other Person for servicing the Purchased Assets during the time each such Purchased Asset is owned by Buyer, (c) late fees, penalties or similar payments with respect to the Purchased Assets that accrued after the date such Purchased Assets were purchased by Buyer, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets, and (g) accounts and other rights to payment related to the Purchased Assets.

“Single Employer Plan”: Any Plan that is not a Multiemployer Plan.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Sub-Servicer”: As defined in Section 5(b) of the Fee and Pricing Letter.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Term Sheet”: The letter and/or summary of terms and conditions dated May 28, 2010 between Buyer, Seller and Guarantor.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Total Assets”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Total Indebtedness”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents.

“Transaction Request”: A transaction request substantially in the form attached as Exhibit A, duly completed and executed by Seller and delivered to Buyer in accordance with Section 3.01(a).

“Type”: With respect to a Mortgaged Property, such Mortgaged Property’s classification as one of the following: multifamily, retail, office, industrial, hospitality, student housing, medical office product or self-storage, or any other property type as approved by Buyer in its sole discretion.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Mortgaged Property”: In the case of any:

(a) Whole Loan, the Mortgaged Property securing such Whole Loan; or

(b) Senior Interest, the Mortgaged Property securing such Senior Interest (if the Senior Interest is of the type described in clause (a) of the definition thereof), or the Mortgaged Property securing the Whole Loan in which such Senior Interest represents a senior participation (if the Senior Interest is of the type described in clause (b) of the definition thereof).

“Underlying Obligor”: Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under an Asset, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Whole Loan Documents or Senior Interest Documents relating to an Asset.

“Underwriting Package”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Usage Amount”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Walton Houston Galleria Loan.”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Waterfall Account”: A non-interest-bearing demand deposit account established at Waterfall Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Waterfall Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer in its discretion.

“Whole Loan”: A performing first priority commercial real estate whole loan for which the Underlying Mortgaged Property has fully stabilized, as determined by Buyer in its discretion.

“Whole Loan Documents”: With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset and the related Underlying Mortgaged Property and any other related documents required to be delivered to Custodian under the Custodial Agreement.

“Willens Loan”: The meaning set forth in the Fee and Pricing Letter, which definition is incorporated by reference herein.

“Yield”: As of the end of each Test Period, the percentage equivalent of the quotient obtained by dividing (i) the underwritten Net Cash Flow from the Mortgaged Properties securing the related Purchased Assets in the aggregate for such Test Period by (ii) the Repurchase Price of such Purchased Assets in the aggregate for such Test Period, plus all amounts outstanding in respect of all related senior or pari passu indebtedness in the aggregate at the end of such Test Period, whether secured or unsecured, in each case, as determined in Buyer’s discretion.

Section 2.01 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.01 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or an Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means such fiscal periods of Seller. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever Seller is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference in any Repurchase Document to Buyer’s discretion shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) Buyer, the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller or the Purchased Assets.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time during the Funding Period, but not more frequently than twice per calendar week, with not less than three (3) Business Days prior written notice to Buyer,

Seller may request Buyer to enter into a proposed Transaction by sending Buyer a Transaction Request (i) describing the Transaction and each proposed Asset and any related Underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting such information and materials in Seller’s possession that would be included in an Underwriting Package for each proposed Asset, and (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1 applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset. Seller shall promptly following delivery of such Transaction Request deliver to Buyer any supplemental materials requested at any time by Buyer in its discretion that are either in the possession of Seller or reasonably obtainable by Seller. Buyer shall give Seller notice of the date when Buyer has received sufficient information contained in an Underwriting Package and supplemental materials that will enable Buyer to make a preliminary non-binding indication of whether or not it is willing to purchase any or all of the Assets (the “Transaction Request Notice Date”). Buyer shall conduct such review of the materials it has received that would comprise the Underwriting Package and each such Asset as Buyer determines appropriate in its discretion. Notwithstanding the foregoing, Seller shall be permitted, at any time, to deliver to Buyer any information or other related documents or materials with respect to a prospective Purchased Asset. Within five (5) Business Days following the receipt thereof by Buyer, Buyer shall provide Seller with a preliminary, non-binding determination as to whether or not Buyer believes, based solely on the information provided to it by Seller, that such prospective Purchased Asset could qualify as a Purchased Asset upon the satisfaction by Seller of all of the applicable terms and conditions set forth in this Agreement, including the provision of a complete Underwriting Package as required above in this Subsection 3.01(a).

(b) Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within five (5) Business Days after a Transaction Request Notice Date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination which shall not be later than twenty (20) Business Days after receipt of a completed Underwriting Package and the documents set forth in (a) above; provided that, if Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset and Seller shall be permitted to sell such Assets without having to further provide Buyer its Purchase Option provided for in Section 18.23.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require in its discretion. If Buyer in its discretion requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation if Seller still intends to sell such Asset based on the changes requested to the Confirmation by Buyer. If Buyer determines in its discretion to enter into the Transaction on the terms described in the preliminary Confirmation or revised Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer shall approve or disapprove in writing each Transaction

Request within twenty (20) Business Days from the date Buyer receives a complete Underwriting Package; provided that any failure of Buyer to approve or disapprove the purchase of any proposed Purchased Asset within the time frame specified above shall automatically and without further action from Buyer be deemed to be a denial of the related Transaction Request and Seller shall be permitted to sell such Assets without having to further provide Buyer its Purchase Option provided for in Section 18.23. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require in its discretion shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer in its discretion and unless and until Buyer remits the related Purchase Price to Seller on the applicable Purchase Date.

(d) Buyer shall determine in its discretion whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller and accepted in writing by Buyer in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies.

(e) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage, Excess Funding Capacity or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(f) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(g) No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, or (iii) after giving effect to such Transaction, the aggregate Repurchase Price of all Purchased

Assets subject to Transactions then outstanding would exceed the Maximum Amount, other than Transactions where Buyer agrees to apply the related proceeds thereof to cure the underlying Margin Deficit.

(h) The purchase of each Purchased Asset by Buyer pursuant to this Agreement shall be deemed a determination by Buyer that, as of the Purchase Date, such Purchased Asset meets the LTV/LTC Test as of the applicable Purchase Date (calculated on an individual basis); provided that such deemed determination shall only be effective to the extent that all of the representations and warranties in respect of such Purchased Asset are true and correct in all material respects and all of the information provided to Buyer in respect of such Purchased Asset is accurate and complete in all material respects.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (but no Retained Interests) in and to such Purchased Asset. Subject to this Agreement, during the Funding Period, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets, provided that any such resale shall be subject to the same terms and conditions applicable to the original Purchased Asset. Buyer has the right to designate the servicer and sub-servicer of the Purchased Assets, the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, the Fee and Pricing Letter and the Servicing and Sub-Servicing Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03 Excess Funding Capacity. The terms and provisions governing Excess Funding Capacity under this Section 3.03 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 3.04 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Amount. If such aggregate outstanding Purchase Price exceeds the Maximum Amount, Seller shall no later than three (3) Business Days after written notice from Buyer pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.05 Early Repurchase Date; Mandatory Repurchases. Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Seller Demand Repurchase Date”); provided, that (a) Seller irrevocably notifies Buyer at least five (5) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase (unless the repurchase in question would result in the satisfaction in full of the related Margin Deficit), (c) if the Early Seller Demand Repurchase Date is not a Remittance Date, Seller pays Buyer any amounts due under Section 12.03 and (d) Seller thereafter complies with Section 3.06.

In addition to other rights and remedies of Buyer under any Repurchase Document, following a determination by Buyer that any Purchased Asset no longer qualifies as an Eligible Asset, Seller shall, upon three (3) Business Days prior written notice from Buyer, repurchase any such Purchased Asset (at its applicable Repurchase Price).

Section 3.06 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and Buyer shall transfer to Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate. Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall, at Seller’s request, authorize Custodian to promptly release to Seller the Whole Loan Documents or Senior Interest Documents for such Purchased Asset, deliver terminations of security documents specifically relating to such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchase Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of the related Purchased Asset, free and clear of any other interests or Liens caused by (a) Buyer’s actions or inactions and (b) so long as Servicer is Buyer or an Affiliate of Buyer, the actions or inactions of Servicer. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be promptly remitted to Seller. Notwithstanding the foregoing, on or before the Maturity Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Event of Default, one-hundred percent (100%) of the net proceeds due from an Underlying Obligor in connection with the payoff of an underlying Whole Loan by such Underlying Obligor shall be paid directly to Buyer towards payment of the Repurchase Obligations of the related Purchased Asset. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied in Buyer’s discretion to reduce any other amounts due and payable to Buyer under this Agreement.

Section 3.07 Extension Option.

(a) Extension of the Maturity Date. At the request of Seller delivered to Buyer no earlier than sixty (60) or later than thirty (30) days before the initial Maturity Date or the first Extended Maturity Date, as applicable, Buyer shall, upon the satisfaction of each of the conditions set forth below, grant an extension of the initial Maturity Date or the first Extended Maturity Date, as applicable, for a period with respect to each such extension, of one year (each, an “Extended Maturity Date”) by giving notice approving such extension and the Extended Maturity Date to Seller no later than twenty (20) days before the expiration of the then-current Maturity Date. Any extension of the initial Maturity Date or the first Extended Maturity Date, as applicable, shall be subject to the following: (i) no Default or Event of Default exists on the date of the request to extend or the then-current Maturity Date, (ii) no Margin Deficit shall be outstanding, (iii) Seller shall be in compliance with each of the Debt Yield Test and the LTV/LTC Test, (iv) all Purchased Assets must qualify as Eligible Assets, and (v) the payment by Seller to Buyer of the Extension Fee on or before the then-current Maturity Date.

(b) Extension of Repurchase Dates. At the request of Seller delivered to Buyer no earlier than sixty (60) and no later than thirty (30) days before the then-current Repurchase Date, Seller may elect to extend the Repurchase Date for any Purchased Asset for additional periods of three hundred sixty-four (364) days each (but in no event beyond the then-current Maturity Date or Extended Maturity Date) so long as (i) no Default or Event of Default exists on the date of the request to extend the Repurchase Date or as of the then-current Repurchase Date, (ii) the related Purchased Asset continues to qualify as an Eligible Asset, (iii) no Margin Deficit shall be outstanding and (iv) immediately prior to and immediately after giving effect to such extension of any Repurchase Date, the Debt Yield Test and the LTV/LTC Test are each satisfied.

Section 3.08 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i) the Non-Utilization Fee, which shall be due and payable by Seller and Guarantor on the first anniversary of the Closing Date, or, if sooner, on the date of the termination of this Agreement for any reason. Additional terms and provisions governing the Non-Utilization Fee are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(ii) the Commitment Fee, which shall be due and payable by Seller on the Closing Date.

(iii) the Funding Fee, which shall be payable by Seller annually on each anniversary of the Closing Date (but not including the Closing Date) occurring on or before the initial Maturity Date; and

(iv) the Extension Fee, which shall be due and payable by Seller on the date of the exercise by Seller of each extension of the Maturity Date.

Section 3.09 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. If Seller fails to pay all or part of any Repurchase Price amount by 5:00 p.m., New York City time on any date when due, Buyer may require Seller to pay (in addition to, and together with, such past-due Repurchase Price) a late fee equal to one-half of one percent (0.50%) of the total amount of such late payment, plus interest on such past-due Repurchase Price as provided in Section 18.16, until all such past-due Repurchase Price is received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. Other than as specified in Section 3.06 of this Agreement, Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account, the Waterfall Account or any Servicer Account.

(b) Any Whole Loan Documents or Senior Interest Documents not delivered to Buyer or Custodian are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof. Seller or its agent shall maintain a copy of the Whole Loan Documents and the originals of the Whole Loan Documents and the Senior Interest Documents not delivered to Buyer or Custodian. The possession of Whole Loan Documents and the Senior Interest Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Sub-Servicer with its duties under the Servicing and Sub-Servicing Agreement. Each Whole Loan Document and Senior Interest Document retained or held by Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Whole Loan Documents and the Senior Interest Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the sub-servicing of the Purchased Assets by Sub-Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.10 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice or demand (except, in each case, as provided in Section 3.05), and without counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any

Purchased Asset or related Underlying Mortgaged Property, (b) any Insolvency Proceeding relating to Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document, Whole Loan Document or Senior Interest Document by any trustee or receiver of Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document, Whole Loan Document or Senior Interest Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller. This Section 3.10 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) The terms and provisions governing Margin Deficits and Margin Calls under this Section 4.01(a) are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

(b) Buyer’s election in its discretion not to deliver a Margin Call notice at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists. Buyer’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(c) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer in its discretion, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

Section 4.02 Margin Excess. The terms and provisions governing Margin Excess under this Section 4.02 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account; Servicing Agreement Account. The Waterfall Account and the Servicing Agreement Account shall be established at the Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account and the Servicing Agreement Account. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account or the Servicing Agreement Account. All Income received by Seller, Buyer or Waterfall Account Bank in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, (other than amounts of reinvestment income permitted to be retained by Servicer as additional servicing compensation in accordance with Section 3.03(c) of the Servicing and Sub-Servicing Agreement) shall be deposited directly into the Waterfall Account (in the case of amounts deposited by Servicer, such deposits to the Waterfall Account shall occur from the Servicing Agreement Account in accordance with Section 3.06 of the Servicing and Sub-Servicing Agreement) and shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5. Notwithstanding the foregoing, so long as the Servicing and Sub-Servicing Agreement is in full force and effect and TRT Lending LLC is acting as Sub-Servicer thereunder, all amounts to be paid or are otherwise received from, or on behalf of, a related Underlying Obligor shall be paid either (a) to Sub-Servicer to be retained or remitted to Servicer under the Servicing and Sub-Servicing Agreement or (b) directly to the Servicing Agreement Account and, thereafter, remitted to the Waterfall Account, in each case in accordance with the terms of the Servicing and Sub-Servicing Agreement.

Section 5.02 Before a Default or an Event of Default. If no Default or Event of Default exists, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank by no later than the next following Remittance Date in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets, if not previously deducted by Servicer from the Servicer Agreement Account;

second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

third, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fifth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

sixth, to pay to Buyer, the Applicable Percentage of any Principal Payments, but only to the extent that such remittance would not result in the creation of a Margin Deficit, to be applied to reduce the outstanding Purchase Price of Purchased Assets, as Buyer shall determine in its discretion, with the balance of any such Principal Payments to be paid to Seller for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents;

seventh, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03 After a Default or an Event of Default. If a Default or an Event of Default exists, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay all then-currently due and payable servicing fees to Buyer (or its designated Servicer), and to reimburse Buyer (or its designated Servicer) for any and all costs, expenses, advances and similar amounts incurred by Buyer (or its designated Servicer) in connection with the servicing of the Purchased Assets, if not previously deducted by Servicer from the Servicer Agreement Account;

second, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

third, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fourth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

fifth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer in its discretion, until such Purchase Price has been reduced to zero) plus all other amounts due to Buyer under the Repurchase Documents;

sixth, to pay to Buyer all other Repurchase Obligations due to Buyer; and

seventh, to pay to Seller any remainder for its own account.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied in the discretion of Buyer, or waived by Buyer in its discretion, on and as of the Closing Date and the initial Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to Seller (including in each jurisdiction where any Underlying Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller with respect to attached copies of the Governing Documents and applicable resolutions of Seller, and the incumbencies and signatures of officers of Seller executing the Repurchase Documents to which it is a party, evidencing the authority of Seller with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed power of attorney of Seller substantially in the form attached as Exhibit F, (vi) such opinions from counsel to Seller as Buyer may require in its discretion, including with respect to corporate matters, perfection of security interests, true sale, and the applicability of Bankruptcy Code safe harbors, (vii) such opinions from counsel to Custodian as Buyer may require in its discretion, (viii) a copy of a recently issued officer’s certificate, including back-up calculations, confirming compliance with REIT asset tests and income tests and (ix) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may reasonably require in its discretion;

(b)(i) UCC financing statements have been filed against Seller in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require in its discretion, and (iii) the results of such searches are satisfactory to Buyer in its discretion;

(c) Buyer has received payment from Seller of all fees and expenses then payable under the Fee and Pricing Letter and the other Repurchase Documents, as contemplated by Section 13.02; and

(d) Buyer has completed to its satisfaction such due diligence and modeling as it may require in its discretion.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied in the discretion of Buyer, or waived by Buyer in its discretion, with respect to each Asset on and as of the Purchase Date therefor:

(a) Buyer has received the following documents, executed, if necessary, by the appropriate party thereto: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) Irrevocable Redirection Notices, (v) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) an Omnibus Assignment, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require in its discretion;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;

(c) Buyer has completed its due diligence review of the Underwriting Package, Whole Loan Documents and such other documents, records and information as Buyer in its discretion deems appropriate, and the results of such reviews are satisfactory to Buyer in its discretion;

(d) Buyer has in its discretion (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount after giving effect to such Transaction;

(f) the Purchase Date is not later than the Funding Expiration Date and the Repurchase Date is not later than the then-current Maturity Date;

(g) Seller and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date;

(h) to the extent the related Whole Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i)(i) Buyer has received a copy of any Interest Rate Protection Agreement, if required, and related documents entered into with respect to such Asset; provided, however, that with respect to Assets purchased on the Closing Date, such Interest Rate Protection Agreement shall be delivered within sixty (60) days thereafter and with respect to Assets purchased after the Closing Date, such Interest Rate Protection Agreement shall be delivered within thirty (30) days of purchase, (ii) Seller has assigned to Buyer all of Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(j) Buyer shall have received executed blank assignments of all Whole Loan Documents in appropriate form for recording in the jurisdiction in which the underlying real estate is located, and executed blank assignments of all Senior Interest Documents (the “Blank Assignment Documents”); and

(k) For all Assets acquired from or originated by an Affiliate of Seller, such Asset (other than the Original Purchased Assets) has not been and is not being transferred (directly or indirectly) by or through Guarantor or any Relevant Affiliate, and counsel to Seller has delivered to Buyer a true sale opinion in form and substance acceptable to Buyer (in its sole discretion), which opinion makes no assumptions for, and takes no qualifications with respect to (x) consolidation of Seller with any Affiliate thereof or (y) consolidation of the transferor of such Asset with any other Person (other than the opinion delivered on the Closing Date with respect to the Original Purchased Assets).

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 (other than those which must be satisfied solely by Buyer) have been satisfied.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Buyer in its discretion on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall, within three (3) Business Days of notice of such rescission, pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 4834405 and its tax identification number is 27-2865025. Seller has no subsidiaries and is a

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wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents, including for the avoidance of doubt, any Interest Rate Protection Agreements required by this Agreement. Seller has no Guarantee Obligations.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to Seller’s Knowledge, threatened, against Seller, Guarantor or any Relevant Affiliate, before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Guarantor or any Relevant Affiliate, is or has ever been the subject of an Insolvency Proceeding. Seller, Guarantor, and each Relevant Affiliate is Solvent and the Transactions do not and will not render Seller, Guarantor, or any Relevant Affiliate not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Guarantor or any Relevant Affiliate. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Seller, Guarantor and each Relevant Affiliate have each filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, that have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller, Guarantor and each Relevant Affiliate have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority that is not being contested in good faith as provided above and with respect to which reserves in conformity with GAAP have been provided on the books of Seller. Seller is a disregarded entity of OP for U.S. federal income tax purposes and OP is a partnership for U.S. federal income tax purposes, of which Parent is the general partner. Neither Seller nor Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller or Guarantor not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Seller or Guarantor. Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct in all material respects and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor does not have any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, none of Seller, Guarantor, any Relevant Affiliate has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are, in each case, material in relation to the financial condition of Seller.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified, but in any event any projections shall not be deemed to be guarantees of financial performance.

Section 7.07 Compliance with Laws. Seller has complied in all material respects with all Requirements of Laws, and no Purchased Asset contravenes in any material respect any Requirements of Laws. None of Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a “qualified purchaser” as defined in the 40 Act. Seller, Guarantor and each Relevant Affiliate is not and is not controlled by an “investment company” as defined in the 40 Act or is exempt from the provisions of the 40 Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to enter into the Repurchase Documents to which it is a party or, in the case of Seller, to incur the Repurchase Obligations or, in the case of Guarantor, to incur the Guarantee Obligation. No properties presently owned or leased by Seller or Guarantor contain, to their Knowledge, any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller or Guarantor thereunder except with respect to Guarantor where any such event could reasonably be expected, solely with respect to Guarantor, to have a Material Adverse Effect. None of Seller or Guarantor has Knowledge of any potential liability of Seller under any Environmental Law, which, solely with respect to Guarantor, could reasonably be expected to have a Material Adverse Effect. To Seller’s or Guarantor’s Knowledge, Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of at any property currently owned or leased by Seller or Guarantor in violation of Environmental Laws or in a manner that could reasonably be expected to give rise to liability of Seller or Guarantor thereunder which liability, solely with respect to Guarantor, could reasonably be expected to have a Material Adverse Effect. Seller, Guarantor, each Relevant Affiliate and each Affiliate of any of the foregoing are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. None of Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing or any other Person, in each case, in violation of the Foreign Corrupt Practices Act.

Section 7.08 Compliance with ERISA. With respect to Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an “accumulated funding deficiency” as defined in the Code or ERISA has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the Pension Benefit Guaranty Commission or a Plan has arisen. The present value of all accrued benefits under each Single Employer Plan (based on the assumptions used to fund such Plan) relating to Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Plan allocable to such accrued benefits. None of Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

Section 7.09 No Default or Material Adverse Effect. No Default or Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents, the Whole Loan Documents and the Senior Interest Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred. No Servicing Agreements exist with respect to any of the Purchased Assets. Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of Seller that are presently in effect, and no default or event of default (however defined) on the part of Seller exists thereunder.

Section 7.10 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Whole Loan Documents or Senior Interest Documents with respect to each Purchased Asset is true and correct in all material respects. The review and inquiries made on behalf of Seller in connection with the immediately preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset that are applicable to Seller, including delivery to Custodian of all required Whole Loan Documents and Senior Interest Documents. Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full. No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller, Guarantor or any Affiliate of Seller or Guarantor, Underlying Obligor or other Person, except as set forth in the Transaction Request, Confirmation, Whole Loan Documents or the Senior Interest Documents delivered to Buyer. No procedures believed by Seller to be adverse to Buyer were utilized by Seller or any of its Affiliates in identifying or selecting the proposed Purchased Assets for sale to Buyer. Each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller, Guarantor or any Affiliate of Seller or Guarantor. None of the Whole Loan Documents or the Senior Interest Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than to Seller and then to Buyer. If any Whole Loan Document or Senior Interest Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the sale and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Whole Loan Document or Senior Interest Document. Seller (a) has sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer, and (b) has no Retained Interests except as may be provided in the Repurchase Documents. Except with respect to the Walton Houston Galleria Loan, each bank account maintained in connection with each Original Purchased Asset is in the name of Sub-Servicer and each bank account pertaining to the Walton Houston Galleria Loan has been collaterally assigned by Seller to Buyer.

Section 7.11 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest (other than Retained Interests) of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than Permitted Liens). With respect to the security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations, the Whole Loan Documents and the Senior Interest Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Whole Loan Document and Senior Interest Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either (a) own such Purchased Asset and the related Whole Loan Documents and Senior Interest Documents or (b) have a valid first priority perfected security interest in such Purchased Asset and the related Whole Loan Documents and Senior Interest Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account or security entitlement. Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. At Buyer’s election, Buyer may at any time complete and record any or all of the Blank Assignment Documents executed in connection with all Whole Loan Documents and Senior Interest Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor.

Section 7.12 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.13 Interest Rate Protection Agreements. (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.11, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned to Buyer all Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement.

Section 7.14 Separateness. Seller and Pledgor are each in compliance with the requirements of Article 9 of this Agreement.

Section 7.15 REIT Status. Parent has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Parent for its current “tax year” (as defined in the Code) is a REIT and is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

Section 7.16 REIT Asset and Income Tests. (a) At the close of each taxable year, at least 75% of Parent’s gross income (excluding income described in Section 856(c)(5)(G) of the Code) consists of (i) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code;

(b) At the close of each taxable year, at least 95% of Parent’s gross income (excluding income described in Section 856(c)(5)(G) of the Code) consists of (i) the items of income described in paragraph (a) above (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, and (iv) dividends, in each case within the meaning of Section 856(c)(2) of the Code;

(c) At the close of each quarter of Parent’s taxable years, at least 75% of the value of Parent’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Parent’s operations, but not including receivables purchased from another person), and Cash Equivalents; unless (i) the test described in this paragraph (c) has been satisfied as of the end of the immediately preceding quarter of Parent’s taxable year, (ii) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Parent’s taxable year, (iii) within 10 days of the end of the current quarter of Parent’s taxable year Parent delivers a written notice to Buyer that such test is not satisfied, (iv) such test is satisfied within the 30 day period as provided under Section 856(c)(4) of the Code, and (v) a Responsible Officer of Parent certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction;

(d) At the close of each quarter of each of Parent’s taxable years, (i) not more than 25% of Parent’s total asset value will be represented by securities (other than those described in paragraph (c) above), (ii) not more than 25% of Parent’s total asset value will be represented by securities of one or more taxable Parent subsidiaries, and (iii) (x) not more than 5% of the value of Parent’s total assets will be represented by securities of any one issuer (other than Cash Equivalents and securities of taxable REIT subsidiaries and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), and (y) Parent will not hold securities possessing more than 10% of the total voting power or value of the outstanding securities of any one issuer (other than Cash Equivalents, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (A) the tests described in this paragraph (d) have been satisfied as of the end of the immediately preceding quarter of Parent’s taxable year, (B) any of the tests described in this paragraph (d) are not satisfied as the result of the acquisition of a security or property during the current quarter of Parent’s taxable year, (C) within 10 days of the end of the current quarter of Parent’s taxable year Parent delivers written notice to Buyer that such test is not satisfied, (D) such test is satisfied within the 30 day period as provided under Section 856(c)(4) of the Code, and (E) a Responsible Officer of Parent certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction; and

(e) Notwithstanding paragraphs (a)-(d) above, if (i) one of the tests described in paragraphs (a)-(d) is failed, but such failure was based upon reasonable reliance on an opinion of nationally recognized tax counsel to the effect that the acquisition of the income security or property or action or omission that gave rise to the failure “would not” or “should not” have caused such failure, which opinion was received prior to such acquisition, action or omission, and (ii) Parent delivers to Buyer within 30 days after one of the tests described in paragraphs (a)-(d) is failed or is asserted to be failed an opinion of counsel to the effect that Parent will qualify for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, as applicable, then the tests described in paragraphs (a)-(d) shall not be treated as failed by reason of such failure if the Internal Revenue Service determines that Parent qualifies for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, and such tests shall not be treated as failed until the Internal Revenue Service determines that Parent fails to qualify for relief under Sections 856(c)(6) or 856(c)(7)(B) of the Code, in which case Parent shall deliver notice of such event to Buyer as soon as practicable.

Section 7.17 Investment Company Act. None of Seller, Guarantor or any Relevant Affiliate is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the 40 Act.

Section 7.18 Management Internalization. On the Closing Date, Dividend Capital Total Advisors LLC provides advisory services to Guarantor and its Affiliates pursuant to the Seventh Amended and Restated Advisory Agreement dated as of August 5, 2009.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all subsidiaries of Seller:

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents without, in each case, receiving approval therefor from Buyer. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified institutional lender or qualified lender (however defined) under the Whole Loan Documents and the Senior Interest Documents. Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (b) move, or consent to Custodian moving, the Whole Loan Documents and the Senior Interest Documents from the location thereof on the Closing Date, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer in its discretion agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset and to the reporting and payment of taxes except for where the failure to so comply would not have a Material Adverse Effect. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement and each Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Structural Changes. Seller shall not enter into merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties (other than to Buyer in connection with Transactions), or permit any changes in the ownership of its Equity Interests that will result in a Change of Control, without the consent of

Buyer, such consent not to be unreasonably withheld. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller (other than the execution of the Servicing and Sub-Servicing Agreement and the purchase by Seller of any Purchased Asset in connection with the sale thereof by Seller to Buyer as contemplated by this Agreement) unless (a) Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Whole Loan Documents, Senior Interest Documents or Requirements of Law, or as deemed necessary or desirable by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Whole Loan Documents and Senior Interest Documents, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Whole Loan Documents and Senior Interest Documents. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) except as provided in the preceding clause (a), not grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing, (c) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (d) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien (other than a Permitted Lien) on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not, or permit Servicer or Sub-Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, Senior Interest Document or Whole Loan Document. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be promptly delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer in its discretion.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. So long as a Default or Event of Default has occurred and is continuing, Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets or to provide funding with respect to Assets, and (d) related to Interest Rate Protection Agreements pursuant to Section 8.11 or entered into in order to manage risks related to Assets. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06 Maintenance of Property, Insurance and Records. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07 Financial Covenants.

(a) Seller shall comply at all times with the Debt Yield Test, with such compliance to be tested quarterly as of the end of each Test Period.

(b) Seller shall comply at all times with the LTV/LTC Test, with such compliance to be tested quarterly as of the end of each Test Period.

Section 8.08 Delivery of Income. Seller shall, and pursuant to Irrevocable Redirection Notices shall cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to, deposit all Income in respect of the Purchased Assets into the Servicing Agreement Account in accordance with Section 5.01 hereof on the day the related payments are due except, with respect to Income payable in connection with the Original Purchased Assets, all Income shall be transferred to the Servicing Agreement Account in accordance with the requirements of the Servicing Agreement. Seller, Servicer and Sub-Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent in its discretion, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset,

Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and promptly deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver, or cause to be paid or delivered, such Income to Buyer or Custodian on behalf of Buyer within three (3) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.09 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) within forty-five (45) days after the end of each fiscal quarter of Parent (other than its 4th fiscal quarter) (i) the unaudited balance sheets of Parent as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b) within ninety (90) days after the end of each fiscal year of Parent, (i) the audited balance sheets of Parent as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Parent as at the end of and for such fiscal year in accordance with GAAP and (iv) a Compliance Certificate;

(c) [reserved];

(d) with respect to each Purchased Asset and related Underlying Mortgaged Property serviced by Seller or an Affiliate of Seller: (i) within thirty (30) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller or Sub-Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Materials;

(e) [reserved];

(f) Within forty-five (45) days after the close of each quarter of Parent’s taxable years, a Responsible Officer of Parent will certify as to the accuracy of the representations made in Section 7.16, substantively in the form attached as Exhibit O hereto.

(g) any other material agreements, correspondence, documents or other information not included in an Underwriting Package related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing;

(h) within fifteen (15) days after the end of each month, a properly completed Purchased Asset Data Summary, substantially in the form attached as Exhibit G, with respect to each Purchased Asset; and

(i) such other information regarding the financial condition, operations or business of Seller, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information which is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents and which may from time to time include the projections of Parent of the operating budget and cash flow budget of Parent for the following fiscal year.

Section 8.10 Delivery of Notices. Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: (i) with respect to any Purchased Asset or related Underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances, in each case, that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Whole Loan Document, Senior Interest Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) the resignation or termination of Sub-Servicer under the Servicing and Sub-Servicing Agreement;

(e) the establishment of a rating by any Rating Agency applicable to Seller or Guarantor and any downgrade in or withdrawal of such rating once established;

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) adversely affects Seller, any Purchased Asset or Underlying Mortgaged Property, or materially and adversely affects Guarantor, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset, Whole Loan Document or Senior Interest Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and

(g) promptly upon Knowledge thereof, notice of any change in Parent’s status as a REIT.

Section 8.11 Hedging. The terms and provisions governing hedging under this Section 8.11 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 8.12 [reserved].

Section 8.13 Guarantee Agreement. If at any time (a) the obligations of any Guarantor under the Guarantee Agreement shall cease to be in effect other than in accordance with the terms of the Guarantee Agreement, (b) any Insolvency Event has occurred with respect to any Guarantor, or (c) any violation of any provision set forth in Section 9 of the Guarantee Agreement then applicable to Guarantor that has not been cured within any applicable cure period (any of the foregoing events, a “Guarantee Default”), then, within five (5) days after the occurrence of any such Guarantee Default, Seller shall cause a replacement guarantor acceptable to Buyer in its discretion assume in writing all obligations of Guarantor under the Guarantee Agreement or become a Guarantor, as Buyer deems necessary in its discretion to correct such Guarantee Default.

Section 8.14 Management Internalization. The terms and conditions governing management internalization under this Section 8.14 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 8.15 REIT Status. Parent shall (i) at all times continue to be (A) qualified as a REIT as defined in Section 856 of the Code and (B) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it in an amount sufficient to satisfy the requirements of Section 857(a) of the Code with respect to each taxable year for which it claims a deduction on its Form 1120 REIT filed with the United States Internal Revenue Service for such year, or the entering into by it of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code and (ii) shall not enter into “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) which subjects it to tax under Section 857(b)(6)(A) in a material amount. Seller will remain a disregarded entity for U.S. federal income tax purposes. OP will remain a partnership for U.S. federal income tax purposes, of which Parent is the general partner.

Section 8.16 Post-Closing Obligations Regarding Accounts. As soon as practicable, and in no event later than thirty (30) days from the Closing Date (a) for all the escrow accounts maintained in the name of Sub-Servicer in connection with the Original Purchased Assets, Seller shall deliver to Buyer an Account Control Agreement between Sub-Servicer as debtor, Buyer as secured party, and the existing account bank and (b) deliver fully executed Irrevocable Redirection Notices acknowledged by each Underlying Obligor with respect to each Original Purchased Asset, each in form and substance reasonably acceptable to Buyer in its sole discretion.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business, other than the assets necessary to operate its business as contemplated by this Agreement and Section 7 of its Limited Liability Company Agreement and transactions specifically contemplated by this Agreement and any other Repurchase Document and any business that is incidental, necessary and appropriate to accomplish the foregoing, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Whole Loan Documents, Senior Interest Documents and the Retained Interests, (ii) commitments to make loans that may become Eligible Assets, and (iii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that the Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent; provided, however, that the foregoing shall not require any Affiliate of Seller to make any additional capital contributions to Seller, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated in Section 8.03 of this Agreement), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not take any Insolvency Action, (o) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (p) maintain a sufficient number of employees, if any, in light of contemplated business operations, (q) use separate stationary, invoices and checks bearing its own name, to the extent that its business uses such items, (r) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate, (s) not pledge its assets to secure the obligations of any other Person, and (t) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02 Covenants Applicable to Pledgor. Pledgor shall, and Seller shall ensure that Pledgor shall, (a) own no assets other than its Equity Interests in Seller and such individual assets as are necessary to operate its business as contemplated by this Agreement and Section 7 of its Limited Liability Company Agreement, and shall not engage in any business other than acting as the sole member of Seller that is a limited liability company and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, other than with respect to the Equity Interests in Seller, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Pledgor from such Affiliate and to indicate that Pledgor’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Pledgor’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided, however, that the foregoing shall not require any Affiliate of Pledgor to make any additional capital contributions to Pledgor, (j) not engage in or suffer any change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated in Section 8.03 of this Agreement), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not, without the prior unanimous written consent of its Independent Director or Independent Manager, take any Insolvency Action with respect to itself or Seller, (o) (i) have at all times at least one Independent Director (or such greater number as required by Buyer or any Rating Agency) and (ii) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director consents to and as an

“Independent Director” or “Independent Manager” for Pledgor, (p) have the Governing Documents for Pledgor provide (i) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (ii) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of each of Pledgor or Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action (depending on which company is subject to the Insolvency Action) and (iii) except for duties to Pledgor and Seller as set forth in the immediately preceding clause (ii) and the duties of the Independent Director or Independent Manager to the holders of the Equity Interests in Pledgor or Seller, and Pledgor’s or Seller’s respective creditors, solely to the extent of their respective economic interests in Pledgor or Seller, as applicable), but excluding (A) all other interests of the holders of the Equity Interests in Pledgor or Seller, (B) the interests of other Affiliates of Pledgor or Seller, and (C) the interests of any group of Affiliates of which Pledgor or Seller is a part, the Independent Director or Independent Manager shall not have any fiduciary duties to the holders of the Equity Interests in Pledgor or Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (q) not enter into any transaction with an Affiliate of Pledgor except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (r) maintain a sufficient number of employees, if any, in light of contemplated business operations, (s) use separate stationary, invoices and checks bearing its own name, to the extent that its business uses such items, and (t) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate, (u) not pledge its assets to secure the obligations of any other Person, and (v) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity, except for its Equity Interest in Seller.

Section 9.03 Covenants Applicable to Seller and Pledgor. Seller and Pledgor shall, and Seller shall ensure that Pledgor shall (i) each shall be a Delaware limited liability company, (ii) each shall have at least one Independent Director or Independent Manager serving as manager of such company, provided, however, that so long as Pledgor has an Independent Director of Independent Manager, Seller shall not be required to maintain an Independent Director or Independent Manager and still shall be deemed to have complied with this clause (ii), (iii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or, if the company is a Pledgor, with respect to Seller, in each case unless its Independent Director or Independent Manager then serving director or as manager of the company shall have consented in writing to such action, and (iv) shall have either (A) a springing member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential when due, or (iii) any other amount (including all unpaid Margin Deficits) when due, in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents (including any covenant contained in the Repurchase Documents) or the Whole Loan Documents or Senior Interest Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c) any Representation Breach exists and continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(d) Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $25,000 with respect to Seller, or $25,000,000 with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs), but, with respect to Guarantor, only at any time that the Guarantee Amount exceeds zero;

(e) [reserved];

(f) an Insolvency Event occurs with respect to Seller, Guarantor or any Relevant Affiliate;

(g) a Change of Control occurs with respect to Seller, Guarantor or any Relevant Affiliate;

(h) a final judgment or judgments for the payment of money in excess of $25,000 with respect to Seller, or $25,000,000 with respect to Guarantor (in the event the Guaranty Amount then-currently exceeds zero, even if it has previously been reduced to zero), in the aggregate that is not insured against is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities;

(j) Seller admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations or Guarantor admits that it is not Solvent or, is not able or willing to perform any of its Guarantee Obligations;

(k) any material provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset;

(m) Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing is required to register as an “investment company” (as defined in the 40 Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing as an “investment company”;

(n) Seller engages in any conduct or action relating in any way to any Purchased Asset where Buyer’s prior consent is expressly required by any provision of any Repurchase Document and Seller fails to obtain such consent;

(o) Sub-Servicer, Underlying Obligor, Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing or other Person fails to deposit to the Servicing Agreement Account or the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within three (3) Business Days of when due;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) Parent fails (i) to qualify as a REIT (without giving any effect to any cure or corrective periods or allowances), or (ii) to continue to be entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120- REIT filed with the United States Internal Revenue Service for such year, or the entering into by Parent of “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) or (iii) to satisfy any of the income or asset tests required to be satisfied by a REIT as set forth in Section 7.16;

(r) OP fails to be a partnership for U.S. federal income tax purposes for which Parent is the general partner, or Seller fails to be a disregarded entity of OP for U.S. federal income tax purposes;

(s) any Material Modification is made to any Purchased Asset or any Whole Loan Document or Senior Interest Document without the prior written consent of Buyer; or

(t) Guarantor breaches any of the obligations, terms or conditions then applicable to it, as set forth in the Guarantee Agreement and a replacement guarantor has not been designated in accordance with Section 8.13.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Whole Loan Documents, Senior Interest Documents and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller, Servicer or Sub-Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may in its discretion immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts in its discretion, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to other Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer in its discretion, with any excess amount being remitted to Seller), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine in its discretion whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter. Buyer shall act in good faith in exercising its rights and remedies under this Article 10.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket third-party expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, reasonable cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of Seller in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

Section 11.02 Effect of Grant. (a) If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Whole Loan Documents, the Senior Interest Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are senior in priority to the Purchased Asset in question, and (B) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets, the Whole Loan Documents and the Senior Interest Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Funding Expiration Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.

Section 12.03 Breakfunding. Seller shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable legal fees and expenses) that Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller and Buyer have executed a Confirmation and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

Section 12.04 Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for changes in the rate of tax on Buyer’s overall net income imposed by the taxing jurisdiction in which Buyer is organized or of its applicable lending office, unless such taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable.

Section 12.05 Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer in its discretion to be material, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction.

Section 12.06 Withholding Taxes.

(a) All payments made by Seller to Buyer or any other Indemnified Person under the Repurchase Documents and by Underlying Obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any taxes. If any taxes are required to be withheld from any amounts payable to Buyer and/or any other Indemnified Person, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any taxes (including any taxes on such increase) is not less than the amount that would have been paid absent such deduction or withholding. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Seller under the Repurchase Documents, by a taxing jurisdiction in which Buyer and/or any other Indemnified Person is organized or of its applicable lending office, unless such taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement (in which case, Seller will be required to pay such Additional Amounts). Promptly after Seller pays any taxes referred to in this Section 12.06, Seller will send Buyer appropriate evidence of such payment.

(b) If a Person acquires any of the rights and obligations of Buyer as an assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Seller on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Seller of this fact.

Section 12.07 Payment and Survival of Obligations. In connection with Buyer’s request for any payment pursuant to this Article 12, Buyer shall provide a written notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Seller shall not be required to compensate Buyer or any assignees or Participants pursuant to this Article 12 for any loss or expense incurred more than ninety (90) days prior to the date that Buyer notifies Seller of Buyer’s intention to claim compensation therefor. The obligations of Seller under this Article 12 shall apply to assignees and Participants and survive the termination of the Repurchase Documents.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations (other than with respect to net income or franchise taxes imposed on Buyer and/or any other Indemnified Person imposed by the taxing jurisdiction in which Buyer is organized or of its applicable lending office, unless such taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement), losses, damages, penalties, actions, judgments, suits, taxes (other than net income or franchise taxes imposed on Buyer and/or any other Indemnified Person imposed by the taxing jurisdiction in which Buyer is organized or of its applicable lending office, unless such taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement), fees, third party costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Whole Loan Documents, the Senior Interest Documents, the Purchased Assets, the Transactions, any Underlying Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document or Transaction, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law applicable to Seller, any Repurchase Document or any Purchased Asset, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Whole Loan Document, Senior Interest Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Underlying Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Underlying Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Whole Loan Document, Senior Interest Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Underlying Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in violation of or giving rise to liability under any Environmental Law in, on, within, above, under, near, affecting or emanating from any Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document, Whole Loan Document or Senior Interest Document relating to environmental matters in any way or, (xiii) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence, bad faith or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. If any Indemnified Person or a third party (such Indemnified Person or such third party, a “Transferee”) takes title to any ownership interest in or to any Underlying Mortgaged Property through foreclosure or deed in lieu of foreclosure, the indemnities set forth above shall not apply to any loss or costs incurred by Transferee as a direct result of affirmative actions of Transferee as owner and operator of the Underlying Mortgaged Property after Transferee has acquired title to the Underlying Mortgaged Property, other than any affirmative actions taken in connection with any condition existing on any Underlying Mortgaged Property at the time title thereto was transferred to Transferee. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts with reasonable backup therefor, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply to assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. The terms and provisions governing expenses under this Section 13.02 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for this Agreement, the Fee and Pricing Letter, the Servicing and Sub-Servicing Agreement, each supplement to this Agreement, including each Transaction Request, Irrevocable Redirection Notice and Confirmation, and each Transaction hereunder to constitute a single integrated, non-severable agreement, (b) for each such integrated agreement and the Transactions thereunder to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Sections 741(5) and 741(8) of the Bankruptcy Code, and transfers in connection with a “securities contract” or “repurchase agreement”, (c) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code by virtue of it being “a security agreement or arrangement or other credit enhancement”, (d) for each of the Purchased Assets to constitute a “mortgage loan” or an “interest in a mortgage loan” as the terms are used in the Bankruptcy Code and (e) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 546, 555, 559, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6) and 362(b)(7) of the Bankruptcy Code.

Section 14.02 Liquidation Rights. The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a “contractual right” to liquidate, terminate or accelerate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties expressly represent, warrant, acknowledge and agree that this Agreement constitutes a “master netting agreement” as defined in Section 91(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. The terms and provisions governing Servicing Rights under Section 17.01 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 17.02 Accounts Related to Purchased Assets. All accounts directly related to the Purchased Assets shall be maintained at institutions in accordance with and pursuant to the terms and conditions of the existing agreements including, without limitation, this Agreement; provided, however, that if any institution in which such accounts are currently held is not reasonably acceptable to Buyer, then at Buyer’s request, Seller shall cause the Underlying Obligor to enter into the contractual arrangements with Buyer and Seller that are necessary in order to create a perfected security interest in favor of Buyer in all such accounts, including, without limitation, an Account Control Agreement in form and substance reasonably acceptable to Buyer in its discretion.

Section 17.03 Servicing Reports. Seller shall deliver and cause Sub-Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the 15th day of each month containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset-by-asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18.02 Submission to Jurisdiction; Service of Process. Buyer irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS

RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations under this Agreement without the prior written consent of Buyer in its discretion, and any attempt by Seller to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of or notice to Seller, sell participations to any Person (other than a natural person or Seller, Guarantor or any Affiliate of Seller or Guarantor or to a Prohibited Entity) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Seller’s prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c) Buyer may at any time, upon notice to Seller, sell and assign all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents to any assignee proposed by Buyer other than a Prohibited Entity. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form attached as Exhibit H (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party); provided, however, that such assignment shall not release Buyer from any liabilities owing to Seller prior to such assignment unless expressly released by Seller, (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller in its discretion.

(e) Subject to the requirements of this Section 18.08, Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any assignee other than a Prohibited Entity.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine in its discretion; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant, assignee or Hedge Counterparty which agrees to comply with this Section 18.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Guarantor, any Relevant Affiliate or any Affiliate of any of the foregoing under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement, and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. The terms and provisions governing Set-off under this Section 18.17 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

Section 18.18 Seller’s Waiver of Setoff. Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller, Guarantor and any Relevant Affiliate, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller, Guarantor, any Relevant Affiliate, the Whole Loan Documents, the Senior Interest Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer and Sub-Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Materials and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Underlying Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.20 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Seller under the Repurchase Documents.

Section 18.21 Patriot Act Notice. Buyer hereby notifies Seller that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Seller.

Section 18.22 Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

Section 18.23 Purchase Option. The terms and provisions governing the Purchase Option under this Section 18.23 are set forth in the Fee and Pricing Letter, and are hereby incorporated by reference.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company

By:	TRT Lending Subsidiary I Holdco, LLC, a Delaware limited liability company, its sole member

By:	TRT Lending LLC, a Delaware limited liability company, its sole member

By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:
Its:
Title:

Schedule 1(a)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF WHOLE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Whole Loan, that except as specifically disclosed in the Transaction Request and/or the Confirmation for such Purchased Asset as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Whole Loan if and when either (a) Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset, (b) Buyer has specifically waived such breach in writing or (c) Seller has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1. The Whole Loan is a performing mortgage loan secured by a perfected security interest in a commercial or multifamily property.

2. As of the Purchase Date, such Whole Loan complies in all material respects with all requirements of federal, state or local law applicable to such Whole Loan.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan. Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest. There are no participation agreements affecting such Whole Loan.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Whole Loan.

5. All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Whole Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Whole Loan, true, correct and complete Whole Loan Documents.

6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement, that

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by its terms modifies or affects the rights and obligations of any holder of such Whole Loan and Seller has not and has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and, no such change or waiver exists.

7. Such Whole Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed in accordance with the Whole Loan Documents and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Whole Loan and, such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained or waived in writing by Buyer as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan or for Buyer’s sale, pledge or other disposition of such Whole Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan, other than recordation of assignments of each Mortgage and other Mortgage Loan Documents securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

11. Seller has not received written notice of any material outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind relating to the Whole Loan for which the holder of such Whole Loan is or may become obligated.

12. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Whole Loan, directly or indirectly, for the payment of any amount required by such Whole Loan.

13. Each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Whole Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Whole Loan documents invalid as a whole and such Whole Loan documents taken as a whole are

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enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Whole Loan to any other Person, except, however, for restrictions set forth in the Whole Loan Documents. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement or allonge thereof executed by Seller in blank.

16. Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

17. The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property,

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(d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Whole Loan.

18. UCC Financing Statements have been properly filed and/or recorded, in the UCC filing office, in each case, as required pursuant to Section 9-102 et. seq. of the UCC as in effect in the applicable jurisdiction, such that a validly perfected security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained collateral pledged by the Mortgagor in connection with the origination of the related Whole Loan) material to the value of the Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected by filing a UCC Financing Statement pursuant to the UCC as in effect in the applicable jurisdiction, with respect to each such debtor under each related Whole Loan, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and first priority security interest on such items of collateral (subject only to Permitted Liens of the type described in clause (a) of the definition thereof) except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

19. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid or, if contested, an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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20. As of the Purchase Date, the related Underlying Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are currently being maintained) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Whole Loan and there is no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the holder of the Mortgage (the “Mortgagee”) or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and, to the Knowledge of Seller, no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. With respect to each Whole Loan, since the date of its origination, all insurance coverage required under each related Mortgage has been maintained, and such insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions and is also covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related

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Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Property located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that (i) this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (ii) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Whole Loan Documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

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24. As of the Purchase Date, such Whole Loan is not 30 days or more past due in respect of any scheduled payment.

25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Underlying Mortgaged Property is not encumbered, and none of the Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan and easements which are necessary for the operation of the Underlying Mortgaged Property that do not have a material adverse effect on such Underlying Mortgaged Property).

26. Such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to 80% of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Obligor has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the underlying Whole Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

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28. Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. To Seller’s Knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

30. Such Whole Loan is a whole loan and contains no equity participation by the lender of the Whole Loan or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest in the Mortgagor.

31. Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Whole Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners, shareholders and beneficiaries in the Mortgagor and their constituent members, partners, shareholders or beneficiaries or any affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Whole Loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Whole Loan Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

USActive 19770266.9	Sch. 1(a)-8

32. Except as set forth in the related Whole Loan Documents delivered to Buyer, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee.

33. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

34. Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the underwriting during the origination of the Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

35. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Whole Loan documents require the Underlying Mortgaged Property to comply in all material respects with all applicable laws and ordinances.

36. None of the material improvements that were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying

USActive 19770266.9	Sch. 1(a)-9

Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. The related Mortgagor has covenanted in its organizational documents and/or the Whole Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and to Seller’s Knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

39. As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Whole Loan documents or the current use of the Underlying Mortgaged Property.

40. As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

41. The interest rate under the Whole Loan (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

42. Each Whole Loan that is cross-collateralized or cross-defaulted is cross-collateralized or cross-defaulted, as applicable, only with other Whole Loans sold pursuant to this Agreement.

43. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

44. All escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Whole Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent.

USActive 19770266.9	Sch. 1(a)-10

45. As of the Purchase Date, to Seller’s Knowledge, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Whole Loan documents require the borrower to maintain all such licenses, permits and authorizations.

46. The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans of such type.

47. Except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

48. The Whole Loan documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the Whole Loan documents for each Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the Whole Loan Documents.

49. Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

50. With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

51. If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Whole

USActive 19770266.9	Sch. 1(a)-11

Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Whole Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Whole Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan. Notwithstanding the foregoing, some of the Whole Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC provisions and/or deliver a REMIC opinion of counsel.

52. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Whole Loan, the originator of such Whole Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Whole Loan.

53. Neither Seller nor any Affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan.

54. [reserved].

55. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

56. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.

57. The related Whole Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Whole Loan documents.

USActive 19770266.9	Sch. 1(a)-12

58. The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

59. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the Whole Loan.

USActive 19770266.9	Sch. 1(a)-13

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

USActive 19770266.9	Sch. 1(a)-14

Schedule 1(b)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF SENIOR INTERESTS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Senior Interest, that except as specifically disclosed in the Transaction Request and/or the Confirmation for such Purchased Asset, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Senior Interest if and when either (a) Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or (b) Buyer has specifically waived such breach in writing, or (c) Seller has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1. The Senior Interest is (a) a senior participation interest in a Whole Loan or (b) an “A-note” in an “A/B structure” in a Whole Loan.

2. As of the Purchase Date, the Senior Interest Documents comply in all material respects with, or is exempt from, all requirements of federal, state or local law applicable to such Senior Interest.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Senior Interest, and Seller is transferring such Senior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Senior Interest. Upon consummation of the purchase contemplated to occur in respect of such Senior Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Senior Interest free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Interest nor were any fraudulent acts committed by any Person in connection with the origination of such Senior Interest.

5. All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Senior Interest is accurate and complete in all material respects, Seller has made available to Buyer for inspection, with respect to such Senior Interest, true, correct and complete Whole Loan Documents.

6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or

USActive 19770266.9	Sch. 1(b)-1

affects the rights and obligations of any holder of such Senior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Seller has full right, power and authority to sell and assign such Senior Interest and such Senior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

8. Other than consents and approvals obtained, or waived in writing by Buyer, as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Senior Interest, for Buyer’s exercise of any rights or remedies in respect of such Senior Interest or for Buyer’s sale, pledge or other disposition of such Senior Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

9. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Senior Interest, other than recordation of assignments of each Mortgage and other Mortgage Loan Documents securing the related Whole Loan in the applicable real estate records where the Underlying Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

10. Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of such Senior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank.

11. No default or event of default has occurred under any Senior Interest Documents, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

12. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Senior Interest, the related Whole Loan or any other obligation of the Underlying Obligor, (ii) material non-monetary default, breach or violation exists with respect to such Senior Interest, the related Whole Loan or any other obligation of the Underlying Obligor, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

13. Such Senior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

14. Each related underlying Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such underlying Whole Loan.

USActive 19770266.9	Sch. 1(b)-2

15. Seller has not received written notice of any material outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind relating to the Senior Interest for which the holder of such Senior Interest is or may become obligated under the Senior Interest Documents.

16. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Senior Interest, directly or indirectly, for the payment of any amount required by such Senior Interest.

17. With respect to each related underlying Whole Loan, each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such underlying Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such underlying Whole Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the underlying Whole Loan documents invalid as a whole and such underlying Whole Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related underlying Whole Loan or the related Senior Interest to any other Person, except, however, for restrictions set forth in the Senior Interest Documents. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

18. With respect to the Senior Interest and each related underlying Whole Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Asset, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

19. With respect to the underlying Whole Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

USActive 19770266.9	Sch. 1(b)-3

20. The underlying Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such underlying Whole Loan is cross-collateralized with any other underlying Whole Loan, the lien of the Mortgage for such other underlying Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted underlying Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such underlying Whole Loan.

21. UCC Financing Statements have been properly filed and/or recorded in the UCC filing office, in each case, as required pursuant to Section 9-102 et. seq. of the UCC as in effect in the applicable jurisdiction, such that a validly perfected security interest in all items of personal property located on each related Underlying Mortgaged Property, that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related underlying Whole Loan) material to the value of such Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such underlying Whole Loan or any other personal property leases applicable to such personal property), to the extent

USActive 19770266.9	Sch. 1(b)-4

perfection may be effected by filing a UCC Financing Statement pursuant to the UCC as in effect in the applicable jurisdiction, with respect to each such debtor under each related Whole Loan, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related underlying Whole Loan establish and create a valid and enforceable lien and first priority security interest on such items of collateral (subject only to Permitted Liens of the type in clause (a) of the definition thereof) except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

22. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or, if contested, an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

23. As of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are currently being maintained) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

24. With respect to each related underlying Whole Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such underlying Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the trustee as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and, to the Knowledge of Seller, no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

USActive 19770266.9	Sch. 1(b)-5

25. With respect to each related underlying Whole Loan, since the date of its origination, all insurance coverage required under each related Mortgage has been maintained, and such insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions and is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such underlying Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

USActive 19770266.9	Sch. 1(b)-6

26. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

27. With respect to any underlying Whole Loan (a) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that (i) this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(b) and (ii) Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage or Mortgage Note and, pursuant to the terms of such Mortgage or Mortgage Note and other underlying Whole Loan documents, no Person or party other than the holder of the related Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

28. As of the Purchase Date, the underlying Whole Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.

29. Each Mortgage related to the underlying Whole Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Underlying Mortgaged Property is not encumbered, and none of the Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan and easements which are necessary for the operation of the Underlying Mortgaged Property that do not have a material adverse effect on such Underlying Mortgaged Property).

30. Each related underlying Whole Loan secured by commercial or multifamily residential property constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on such commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such underlying Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real

USActive 19770266.9	Sch. 1(b)-7

property was the only security for such underlying Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such underlying Whole Loan was at least equal to 80% of the principal amount of the underlying Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date for the related Purchased Asset. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the underlying Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the underlying Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced underlying Whole Loan was originated unless (a) such underlying Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such underlying Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such underlying Whole Loan was in default or when default with respect to such underlying Whole Loan was reasonably foreseeable. However, if the referenced underlying Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such underlying Whole Loan was not in default or when default with respect to such underlying Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

31. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Obligor has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the underlying Whole Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

32. With respect to each related underlying Whole Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

33. To Seller’s Knowledge, no issuer of the Purchased Asset, no co-participant and no Mortgagor related to any underlying Whole Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

34. Except for the related Purchased Asset, each related underlying Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization.

USActive 19770266.9	Sch. 1(b)-8

35. With respect to each related underlying Whole Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such underlying Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related underlying Whole Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to underlying Whole Loans that are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the underlying Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (38) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The underlying Whole Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

36. With respect to each Purchased Asset and the related underlying Whole Loan, except as set forth in the related Purchased Asset documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Buyer or its designee.

37. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

38. Since origination, no material portion of any related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the underlying Whole Loan or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to underlying Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of an underlying Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying

USActive 19770266.9	Sch. 1(b)-9

Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the underlying Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the underlying Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the underlying Whole Loan or that were not allocated to any value in the underwriting during the origination of the underlying Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

39. With respect to each related underlying Whole Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The underlying Whole Loan documents require the Underlying Mortgaged Property to comply in all material respects with all applicable laws and ordinances.

40. None of the material improvements that were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the respective underlying Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

41. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Whole Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

42. With respect to each related underlying Whole Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and, to Seller’s Knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.

USActive 19770266.9	Sch. 1(b)-10

43. With respect to each related underlying Whole Loan, as of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such underlying Whole Loan or the security intended to be provided by the underlying Whole Loan documents or the current use of the Underlying Mortgaged Property.

44. With respect to each related underlying Whole Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

45. With respect to the Purchased Asset and each related underlying Whole Loan, such underlying Whole Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

46. Each underlying Whole Loan that is cross-collateralized is cross-collateralized only with other underlying Whole Loans sold pursuant to this Agreement.

47. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the underlying Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

48. All escrow deposits and payments required pursuant to the underlying Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the underlying Whole Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

49. With respect to each related underlying Whole Loan, as of the Purchase Date, to Seller’s Knowledge, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The underlying Whole Loan documents require the borrower to maintain all such licenses, permits and authorizations.

50. With respect to the Senior Interest and each related underlying Whole Loan, the origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to such underlying Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans of such type.

51. With respect to each related underlying Whole Loan, except for Mortgagors under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

USActive 19770266.9	Sch. 1(b)-11

52. The documents for each related underlying Whole Loan provide that each such underlying Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the documents for each related underlying Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related underlying Whole Loan documents.

53. Subject to the exceptions set forth in paragraph (17) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each underlying Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

54. With respect to each related underlying Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

55. If any related underlying Whole Loan contains a provision for any defeasance of mortgage collateral, such underlying Whole Loan permits defeasance (1) no earlier than two years after any securitization of the underlying Whole Loan or the Senior Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. No related underlying Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such underlying Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related underlying Whole Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the underlying Whole Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related underlying Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related underlying Whole Loan or the Senior Interest.

USActive 19770266.9	Sch. 1(b)-12

Notwithstanding the foregoing, some of the underlying Whole Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC provisions and/or deliver a REMIC opinion of counsel.

56. With respect to each related underlying Whole Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such underlying Whole Loan, the originator of such underlying Whole Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the underlying Whole Loan.

57. Neither Seller nor any Affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related underlying Whole Loan.

58. With respect to each related underlying Whole Loan, the related Underlying Mortgaged Property is not encumbered, and none of the underlying Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

59. [reserved].

60. With respect to each related underlying Whole Loan, an appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such underlying Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such underlying Whole Loan was originated.

61. With respect to each related underlying Whole Loan, the related underlying Whole Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such underlying Whole Loan documents.

62. With respect to each related underlying Whole Loan, the related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

63. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

USActive 19770266.9	Sch. 1(b)-13

(ii) Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the underlying Whole Loan.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest

USActive 19770266.9	Sch. 1(b)-14

(except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).

(x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

USActive 19770266.9	Sch. 1(b)-15

EXHIBIT LIST

EXHIBIT

Transaction Request	A

Confirmation	B

Guarantee	C

Irrevocable Redirection Notice	D

Custodial Agreement	E

Power of Attorney	F

Purchased Asset Data Summary	G

Assignment and Acceptance	H

Closing Certificate	I

Compliance Certificate	J

Account Control Agreement	K

Servicing and Sub-Servicing Agreement	L

Controlled Account Agreement	M

Omnibus Assignment	N

Responsible Officer’s Certificate	O

Locations of Buyer and Seller	Annex I

USActive 19772222.15	1

EXHIBIT A

FORM OF TRANSACTION REQUEST

[    ] [  ], 20[  ]

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, North Carolina 28202

Attention:

Re:	Master Repurchase and Securities Contract dated as of June 25, 2010, (the

“Agreement”) between TRT Lending Subsidiary I, LLC (“Seller”) and

Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Transaction Request (as this and other terms used but not defined herein are defined in the Agreement) delivered pursuant to Section 3.01 of the Agreement. Seller hereby requests that Buyer enter into a Transaction upon the proposed terms set forth below.

Asset (including Class and Underlying Mortgaged Property):
Book Value:
Market Value:
Applicable Percentage:	%
Maximum Applicable Percentage:	%
Excess Funding Capacity:	[$ ]
(as of the date of this Transaction Request, if any)
Whole Loan/Senior Interest Documents:	As described in Appendix 1 hereto
Purchase Date:	[ ] [ ], 20[ ]
Purchase Price:	$

USActive 19772222.15	2

Except as specified in Appendix 1 hereto, on the Purchase Date for each Asset described in this Transaction Request, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) with respect thereto.

Seller:

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company

By:	TRT Lending Subsidiary I Holdco, LLC,
a Delaware limited liability company, its
sole member

	By:	TRT Lending LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

USActive 19772222.15	3

Appendix 1 to Transaction Request

List of Eligible Assets requested to be purchased, to include, as applicable and as available:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Class (Whole Loan or Senior Interest)
(d)	Lien Type
(e)	Property Type
(f)	Property Street Address
(g)	Property City, State, County, Zip Code
(h)	Appraised Value
(i)	Appraisal Firm
(j)	Appraisal Date
(k)	Original Loan Balance
(l)	Seller Origination Balance
(m)	Current Loan Balance
(n)	Amortization
(o)	Balloon Amount
(p)	[Current] Interest Rate
(q)	Spread
(r)	Index (Ex: 1 mo LIBOR; [ ]%)
(s)	Next Interest Change Date
(t)	Next Payment Change Date
(u)	Interest Rate cap
(v)	Current Principal and Interest
(w)	Note Date
(x)	First Payment Due Date to Seller
(y)	Initial Maturity Date
(z)	Extended Maturity Date
(aa)	Current delinquency status
(bb)	Times 30 days or more Delinquent since origination
(cc)	Payment Type
(dd)	Payment Frequency
(ee)	Rate Change Frequency
(ff)	Original Principal and Interest
(gg)	Sponsor Name (including first name, if any)
(hh)	Borrowing Entity Name
(ii)	Underlying Borrower Name
(jj)	Open to Prepayment?
(kk)	Prepayment Penalty
(ll)	Current Senior Liens
(mm)	Current Senior Lender

USActive 19772222.15	4

(nn)	DSCR on Prior/Senior Liens
(oo)	Term of Senior Liens
(pp)	Interest Rate of Senior Loans
(qq)	Current DSCR on combined debt
(rr)	Current LTV, including senior liens
(ss)	Exceptions (if any)

[Description of any exceptions to representations and warranties to be made by Seller in the related Confirmation]

USActive 19772222.15	5

EXHIBIT B

FORM OF CONFIRMATION

[    ] [    ], 20[    ]

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-160, 16th Floor

Charlotte, North Carolina 28288

Attention:

Re:	Master Repurchase and Securities Contract dated as of June 25,

2010, (the “Agreement”) between TRT Lending Subsidiary I, LLC

(“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Asset (including Class and Underlying Mortgaged Property):	_____________________

Market Value:	$

Applicable Percentage:	%

Maximum Applicable Percentage:	%

Excess Funding Capacity:	[$ ]
(as of the date of this Transaction Request, if any)

Whole Loan/Senior Interest Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], 20[ ]

Purchase Price:	$

USActive 19772222.15	6

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1. All of the conditions precedent in Article 6 of the Agreement (other than those which must be satisfied solely by Buyer) have been satisfied.

2. Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset).

Seller:

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company

By:	TRT Lending Subsidiary I Holdco, LLC, a Delaware limited liability company, its sole member

	By:	TRT Lending LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

USActive 19772222.15	7

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, National Association

By:
Name:
Title:

USActive 19772222.15	8

Appendix 1 to Confirmation

List of Purchased Assets, including, as applicable and as available:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Class (Whole Loan or Senior Interest)
(d)	Lien Type
(e)	Property Type
(f)	Property Street Address
(g)	Property City, State, County, Zip Code
(h)	Appraised Value
(i)	Appraisal Firm
(j)	Appraisal Date
(k)	Original Loan Balance
(l)	Seller Origination Balance
(m)	Current Loan Balance
(n)	Amortization
(o)	Balloon Amount
(p)	[Current] Interest Rate
(q)	Spread
(r)	Index (Ex: 1 mo LIBOR; [ ]%)
(s)	Next Interest Change Date
(t)	Next Payment Change Date
(u)	Interest Rate cap
(v)	Current Principal and Interest
(w)	Note Date
(x)	First Payment Due Date to Seller
(y)	Initial Maturity Date
(z)	Extended Maturity Date
(aa)	Current delinquency status
(bb)	Times 30 days or more Delinquent since origination
(cc)	Payment Type
(dd)	Payment Frequency
(ee)	Rate Change Frequency
(ff)	Original Principal and Interest
(gg)	Sponsor Name (including first name, if any)
(hh)	Borrowing Entity Name
(ii)	Underlying Borrower Name
(jj)	Open to Prepayment?
(kk)	Prepayment Penalty
(ll)	Current Senior Liens
(mm)	Current Senior Lender
(nn)	DSCR on Prior/Senior Liens

USActive 19772222.15	9

(oo)	Term of Senior Liens
(pp)	Interest Rate of Senior Loans
(qq)	Current DSCR on combined debt
(rr)	Current LTV, including senior liens
(ss)	Exceptions (if any)

USActive 19772222.15	10

EXHIBIT C

FORM OF GUARANTEE AGREEMENT

See Tab 4.

USActive 19772222.15	11

EXHIBIT D

FORM OF IRREVOCABLE REDIRECTION NOTICE

[        ] [    ], 20[    ]

[Underlying Obligor] or

[Third Party Servicer]

[address]

Re:	Master Repurchase and Securities Contract dated as of June 25,

2010, (the “Agreement”) between TRT Lending Subsidiary I, LLC

(“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

Wells Fargo Bank, National Association (“Servicer”) is servicing certain mortgage loans for Buyer pursuant to one or more Servicing Agreements between Servicer, Buyer and Seller. Pursuant to the Agreement, you are hereby notified that Seller has granted a security interest to Buyer in certain Assets which are serviced by Servicer as set forth herein.

Notwithstanding any contrary information or direction which may have been delivered to you by Seller, you are hereby directed to remit the principal and interest, any escrow or reserve amounts, and other amounts due under the related loan documents, when due to Servicer by sending such amounts to Wells Fargo Bank, National Association at [insert wire instructions]. Those funds shall be held by Servicer for the benefit of Buyer (the “Servicing Agreement Account”). You acknowledge that the Servicing Agreement Account is held for the benefit of Buyer pursuant to the Controlled Account Agreement, dated as of June 25, 2010 by and between Seller, Buyer and Wachovia Bank, National Association. Upon receipt of a notice of Event of Default from Buyer, you shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

You hereby agree that upon the occurrence of an Event of Default, Buyer may terminate any Servicing Agreement which exists between Servicer and Seller in respect of any Purchased Assets and in any event transfer [transfer] [permit the transfer of] servicing of the Purchased Assets to Buyer or Buyer’s designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate any Servicing Agreement and to effectuate the transfer of servicing to Buyer or the designee of Buyer.

Notwithstanding any contrary information or direction which may be delivered to you by Seller, you may conclusively rely on any information, direction or notice of an Event of Default delivered by Buyer.

USActive 19772222.15	12

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Buyer. Buyer is an intended third party beneficiary of this letter.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: One Wachovia Center, 301 South College Street, MAC D1053-053, 5th Floor, Charlotte, NC 28202; Attention: Karen Whittlesey; Telephone: (704) 374-7909; Facsimile: (704) 715-0066.

[remainder of page intentionally left blank]

USActive 19772222.15	13

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

201 S. College St., 9th Floor, NC 1075

Charlotte, North Carolina 28202

Attention: Lisa K. Traylor

USActive 19772222.15	14

ACKNOWLEDGED AND AGREED TO:

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company (“Debtor”)

By:	TRT Lending Subsidiary I Holdco, LLC, a Delaware limited liability company, its sole member

	By:	TRT Lending, LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

[UNDERLYING OBLIGOR] [THIRD PARTY SERVICER]

By:
Name:
Title

USActive 19772222.15	15

EXHIBIT E

FORM OF CUSTODIAL AGREEMENT

See Tab 2.

USActive 19772222.15	16

EXHIBIT F

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase and Securities Contract, dated as of June 25, 2010, between Buyer and Seller (the “Repurchase Agreement”), and to take such other steps as may be necessary and desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY.

[SIGNATURE PAGE FOLLOWS]

USActive 19772222.15	17

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed on the date first written above.

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company

By:	TRT Lending Subsidiary I Holdco, LLC, a Delaware limited liability company, its sole member

	By:	TRT Lending LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

USActive 19772222.15	18

EXHIBIT G

FORM OF PURCHASED ASSET DATA SUMMARY

USActive 19772222.15	19

EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE

1. Reference is made to the Master Repurchase and Securities Contract dated as of June 25, 2010 (the “Agreement”) between TRT Lending Subsidiary I, LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”).

2. Wells Fargo Bank, National Association (“Assignor”) and                      (“Assignee”) hereby agree as follows:

3. Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).

4. Assignor:

(a) hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Obligations.

5. Assignee:

(a) confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;

USActive 19772222.15	20

(c) represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d) agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it; and

(e) The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6. As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto); provided, however, that this assignment shall not release Assignor from any liabilities owing to Seller prior to such assignment unless expressly released by Seller.

7. As of the Effective Date [check one]:

☐ Assignee is not a Prohibited Entity; no consent of Seller is necessary.

☐ Assignee is a Prohibited Entity; Seller has consented to this Assignment and Acceptance as contemplated under the Agreement.

8. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

9. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

USActive 19772222.15	21

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor: Wells Fargo Bank, National Association

Assignee:

Effective Date:                  , 201

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

Wells Fargo Bank, National Association, as Assignor
[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

USActive 19772222.15	22

Assignee:

, as
Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: ,

Address for Notices:

USActive 19772222.15	23

EXHIBIT I

FORM OF CLOSING CERTIFICATE

See Tab 12.

USActive 19772222.15	24

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-160, 5th Floor

Charlotte, NC 28202

Attention: Lee Goins

Re:	Master Repurchase and Securities Contract dated as of June 25,

2010, (the “Agreement”) between TRT Lending Subsidiary I, LLC

(“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN MY CAPACITY AS CHIEF FINANCIAL OFFICER OF PARENT AND NOT IN MY INDIVIDUAL CAPACITY, THAT:

(a) I am a duly elected Responsible Officer of Parent.

To the best of my knowledge after due inquiry, all of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions, assets, positions, properties, investments and financial condition of Parent during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

The examinations described in the preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

USActive 19772222.15	25

Attached as Exhibit 1 hereto are the calculations demonstrating that, after giving effect to any pending Transactions requested to be entered into, based on Seller’s then-current determination of Market Value, no Margin Deficit shall then exist.

Attached as Exhibit 2 hereto are the financial statements required to be delivered pursuant to Section 8.09 of the Agreement (unless none are required to be delivered as of the date of this Compliance Certificate), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Parent and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

Attached as Exhibit 3 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.07(b) of the Agreement and Section 9 of the Guarantee Agreement.

Attached as Exhibit 4 hereto is a description of all interests of Affiliates of Seller in any Underlying Mortgaged Property (including without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, a Purchased Asset in right of payment or priority).

Attached as Exhibit 5 hereto, if changed from the version attached to the immediately preceding Compliance Certificate, is a copy of Seller’s current organizational chart (showing all Affiliates of Seller).

Attached as Exhibit 6 hereto is a description of the tests and the relevant calculations, as of [            ], demonstrating that neither Seller, Guarantor nor any Relevant Affiliate is required to register as an “investment company” (as defined in the 40 Act). To the best of my knowledge, as of the date hereof, no event has occurred that would cause Seller, Guarantor or any Relevant Affiliate to be required to be registered as an “investment company” (as defined in the 40 Act).

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which has been taken, is being taken or will be taken with respect to such condition or event:

USActive 19772222.15	26

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of             , 200    .

Name:
Title:

Exhibit 1: Margin Deficit Calculations

Exhibit 2: Financial Statements

Exhibit 3: Financial Covenant Compliance Calculations

Exhibit 4: Affiliate Interests in Underlying Mortgaged Property

Exhibit 5: Organizational Chart

Exhibit 6: 40 Act Calculation

USActive 19772222.15	27

EXHIBIT K

FORM OF ACCOUNT CONTROL AGREEMENT

See Tab 21.

USActive 19772222.15	28

EXHIBIT L

FORM OF SERVICING AND SUB-SERVICING AGREEMENT

See Tab 16.

USActive 19772222.15	29

EXHIBIT M

FORM OF CONTROLLED ACCOUNT AGREEMENT

See Tab 5.

USActive 19772222.15

EXHIBIT N

FORM OF OMNIBUS ASSIGNMENT

(Describe Purchased Asset)

OMNIBUS ASSIGNMENT, dated as of [            ] (this “Assignment”), by and between TRT LENDING SUBSIDIARY I, LLC (“Assignor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Assignee”).

Reference is made to that certain Master Repurchase and Securities Contract, dated as of June 25, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and between Assignor, as seller, and Assignee, as buyer. Capitalized terms used but not otherwise defined in this Assignment shall have the meanings given to them in the Repurchase Agreement.

This Assignment is being delivered pursuant to the Repurchase Agreement.

KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of TEN DOLLARS ($10.00) lawful money of the United States and other good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, including, without limitation, the Transaction entered into by Assignor and Assignee under the Repurchase Agreement in respect of the Purchased Asset described on Schedule A hereto (the “Specified Asset”), Assignor transferred and set over, without recourse and without covenant, representation or warranty in any respect (except as expressly provided for in the Repurchase Agreement), and by these presents does grant, bargain, sell, assign, transfer and set over unto Assignee without recourse and without covenant, representation or warranty in any respect (except as expressly provided for in the Repurchase Agreement), all of Assignor’s right, title and interest in, to and under the Specified Asset other than the Retained Interests; all instruments, agreements and other documents which evidence, describe, secure or in any way govern or otherwise affect the rights or obligations of the holder of the Specified Asset, including, without limitation, all of the loan documents set forth in Schedule A hereto (the “Loan Documents”); all collateral, certificates of deposit, letters of credit, demands, certificates, bank accounts, operating accounts, reserve accounts, escrow accounts and other accounts, opinions, financial statements of the Underlying Obligor and any guarantors and any other collateral related to the Specified Asset or the Loan Documents; all claims and choses in action related to the Specified Asset or the Loan Documents; and all of Assignor’s rights, title and interest in, to and under such claims and choses in action (collectively, the “Assigned Interest”).

USActive 19772222.15	-31-

TO HAVE AND TO HOLD unto Assignee, its successors, and assigns forever.

Assignee joins in this Assignment solely to evidence its consent hereto.

This Assignment may be executed by one or more parties to this Assignment in any number of counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURES FOLLOW]

USActive 19772222.15	-32-

IN WITNESS WHEREOF, Assignor and Assignee have caused these presents to be duly executed as of the day and year first above written.

ASSIGNOR

TRT LENDING SUBSIDIARY I, LLC, a Delaware limited liability company

By:	TRT Lending Subsidiary I Holdco, LLC, a Delaware limited liability company, its sole member

	By:	TRT Lending LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:
Title:

USActive 19772222.15

ASSIGNEE

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

USActive 19772222.15	-34-

Schedule A

SPECIFIED ASSET

[Describe; Be sure to identify the Underlying Obligor]

LOAN DOCUMENTS

[List; Describe]

USActive 19772222.15	-35-

EXHIBIT O

[RESPONSIBLE OFFICER’S CERTIFICATE]

[To be delivered to Buyer within 15 days of each calendar quarter]

Dividend Capital Total Realty Trust Inc. 518 Seventeenth Street, Suite 1700 Denver, Colorado 80202 Attention: President and General Counsel

[            ], 20[    ]

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

Re: REIT Status of Dividend Capital Total Realty Trust Inc.

Ladies and Gentlemen:

I am a Responsible Officer of Dividend Capital Total Realty Trust Inc., a Maryland corporation (“Dividend Capital Total Realty Trust Inc.”) and hereby certify in my capacity as                      of Dividend Capital Total Realty Trust, and not in my individual capacity, on behalf of Dividend Capital Total Realty Trust Inc. that as of the close of the previous calendar quarter the representations set forth in Section 7.16(a) through (e) of the Master Repurchase and Securities Contract dated June 25, 2010 between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, are true in all material respects and I have attached here a spreadsheet providing back-up of these representations. All section numbers refer to Sections in, and all defined terms herein are defined in, the Master Repurchase and Securities Contract dated June 25, 2010 between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association.

USActive 19772222.15	-36-

IN WITNESS WHEREOF, I have, on behalf of Dividend Capital Total Realty Trust Inc., signed this officer’s certificate as of this [    ] day of [    ], 20[    ].

Dividend Capital Total Realty Trust Inc.

BY:	/s/

Name:

Title:

USActive 19772222.15	-37-

ANNEX 1

BUYER’S LOCATION

Wells Fargo Bank, National Association

One Wachovia Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

SELLER’S LOCATION

TRT LENDING SUBSIDIARY I, LLC

c/o Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: President and General Counsel

USActive 19772222.15	-38-